UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

0-4117-1	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar’ Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 10, 2010, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (“Alliant Energy”), Interstate Power and Light Company (“IP&L”) and Wisconsin Power and Light Company (“WP&L,” and together with Alliant Energy and IP&L, the “Company”) approved the 2010 Management Incentive Compensation Plan (the “MICP”), which is an annual cash bonus plan. Under the MICP, the Company’s named executive officers and Patricia L. Kampling, the Chief Financial Officer, but excluding Eliot G. Protsch, who retired in January 2010 (the “named executive officers”), will be eligible, upon attaining certain corporate and individual performance goals, to receive a cash bonus with a target amount equal to a stated percentage of annual base salary and a maximum possible amount of two times the target amount. In general, the eligible bonus under the MICP will be based on achieving certain financial performance goals and execution goals.

The individual financial performance goals for William D. Harvey, the Chief Executive Officer, and Ms. Kampling include achieving consolidated Alliant Energy earnings per share from continuing operations of $2.60, which is the midpoint of consolidated Alliant Energy earnings per share from continuing operations guidance provided in Alliant Energy’s earnings release dated February 4, 2010 (the “Earnings Release”). The individual financial performance goals for all of the named executive officers (Mr. Harvey, Ms. Kampling, Barbara J. Swan, Chief Administrative Officer, Thomas L. Aller, Senior Vice President and Dundeana K. Doyle, Senior Vice President) include achieving utility earnings per share from continuing operations of $2.45, the midpoint of the guidance of utility earnings per share provided in the Earnings Release. All named executive officers’ individual financial goals also include achieving cash flows from operations at IP&L, WP&L and Alliant Energy Corporate Services, Inc. (“Servco”) of $625 million, excluding changes from sales of customer receivables, tax-effected pension contributions and net collateral received by or paid by IP&L, WP&L and Servco, if applicable. In addition to these goals, Mr. Harvey has an individual financial goal related to the non-regulated subsidiary RMT, Inc. and Mr. Aller has an individual financial goal regarding certain non-regulated operations. The individual financial performance goals are weighted at 60% for each of the named executive officers in determining the annual bonus.

The individual execution goals for all named executive officers include meeting certain customer satisfaction, diversity and safety benchmarks. Mr. Harvey has goals related to succession planning and strategic planning. Ms. Kampling, Mr. Aller and Ms. Doyle also have strategic planning goals. Ms. Kampling, Ms. Swan and Mr. Aller have goals related to the rate cases expected to be filed by IP&L and WP&L in 2010. Ms. Kampling and Ms. Swan have goals related to efficiency improvements. Ms. Swan has a goal of advocating for achievement of manageable governmental outcomes. Mr. Aller has goals related to achieving milestones regarding wind projects and clean air compliance program projects. Ms. Doyle has goals to achieve milestones regarding our advanced metering infrastructure plan, cost control targets, reliability targets, and other operational benchmarks. The individual execution goals are weighted at 40% for all of the named executive officers.

Under the MICP, the Company’s named executive officers will be eligible to receive a cash bonus with a target amount equal to a stated percentage of annual base salary and a maximum possible bonus of two times their target bonus. The Committee set the target cash bonus levels at its February 10, 2010 meeting as follows: William D. Harvey, 95% (or $831,250); Patricia L. Kampling, 65% (or $250,575); Barbara J. Swan, 60% (or $281,700); Thomas L. Aller, 45% (or $126,900); and Dundeana K. Doyle, 45% (or $126,630).

A summary of the MICP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1) 2010 Management Incentive Compensation Plan Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: February 15, 2010	By:	/s/ Wayne A. Reschke
Wayne A. Reschke
Vice President-Human Resources

INTERSTATE POWER AND LIGHT COMPANY

Date: February 15, 2010	By:	/s/ Wayne A. Reschke
Wayne A. Reschke
Vice President-Human Resources

WISCONSIN POWER AND LIGHT COMPANY

Date: February 15, 2010	By:	/s/ Wayne A. Reschke
Wayne A. Reschke
Vice President-Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.1	2010 Management Incentive Compensation Plan Summary

5